UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) March 25, 2015

Paycom Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36393	80-0957485
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 W. Memorial Road, Oklahoma City, Oklahoma	73142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 722-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Form Award Agreements

On March 25, 2015, the Board of Directors (the “Board”) of Paycom Software, Inc. (the “Company”) and the Compensation Committee of the Board (the “Committee”) approved and adopted (a) a new form of Incentive Stock Option Agreement (the “ISO Agreement”) for awards to employees of the Company under the Paycom Software, Inc. 2014 Long-Term Incentive Plan (the “2014 Incentive Plan”) and (b) a new form of Nonqualified Stock Option Agreement (the “NQSO Agreement” and together with the ISO Agreement, the “Award Agreements”) for awards to employees, contractors and outside directors of the Company under the 2014 Incentive Plan. Stock options granted pursuant to the Award Agreements (“Awarded Options”) will have an exercise price equal to the closing price of the Company’s common stock on the date of grant or, in the event there is no closing price reported on such date, the immediately preceding trading day (except with respect to grants under an ISO Agreement to a ten percent (10%) or more stockholder, as provided in Section 422 of the Internal Revenue Code of 1986, as amended, in which case the exercise price will be one hundred and ten percent (110%) of the closing price of the Company’s common stock on the date of grant). Awarded Options will be subject to either time-based or performance-based vesting conditions, as determined by the Committee, in its discretion, and as set forth in the recipient’s Award Agreement at the time of grant. The Award Agreements provide that the Awarded Options will expire on the date immediately preceding the tenth anniversary of the date of grant (except with respect to grants under an ISO Agreement to a ten percent (10%) or more stockholder, in which case the Awarded Options will expire on the date immediately preceding the fifth anniversary of the date of grant). The Award Agreements also provide that vested but unexercised Awarded Options will terminate upon the first to occur of (i) the expiration date of the Awarded Options, (ii) the twelve-month anniversary of the recipient’s termination of service due to death or total and permanent disability, (iii) immediately upon the recipient’s termination of service by the Company for cause, (iv) the three-month anniversary of the date of the recipient’s termination of service for any other reason or (v) the date the Awarded Options are forfeited by a recipient for failing to pay the exercise price for, or accept delivery of, the Awarded Options. The Committee may, in its sole discretion and in accordance with the terms of the 2014 Incentive Plan, grant stock option awards with terms that are different from those contained in the Award Agreements. The foregoing description of the Award Agreements is qualified in its entirety by reference to the full text of the ISO Agreement and NQSO Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Form of Incentive Stock Option Agreement under the Paycom Software, Inc. 2014 Long-Term Incentive Plan.

10.2	Form of Nonqualified Stock Option Agreement under the Paycom Software, Inc. 2014 Long-Term Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYCOM SOFTWARE, INC.

Date: March 30, 2015	By:	/s/ Craig E. Boelte
		Name:	Craig E. Boelte
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Form of Incentive Stock Option Agreement under the Paycom Software, Inc. 2014 Long-Term Incentive Plan.

10.2	Form of Nonqualified Stock Option Agreement under the Paycom Software, Inc. 2014 Long-Term Incentive Plan.